Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the following Registration Statements:

1)	Registration Statement (Form S-3 No. 333-228209) of OvaScience, Inc.
2)	Registration Statement (Form S-8 No. 333-182040) pertaining to the 2011 Stock Incentive Plan and 2012 Stock Incentive Plan of OvaScience, Inc.
3)	Registration Statement (Form S-8 No. 333-187897) pertaining to the 2012 Stock Incentive Plan of OvaScience, Inc.
4)	Registration Statement (Form S-8 No. 333-195780) pertaining to the 2012 Stock Incentive Plan of OvaScience, Inc. and the Stock Option Agreement for Dr. Arthur Tzianabos
5)

Registration Statement (Form S-8 No. 333-202793) pertaining to the 2012 Stock Incentive Plan of OvaScience, Inc., the Inducement Stock Option Award for Jeffrey E. Young, and the Inducement Stock Option Award for David P. Harding

6)	Registration Statement (Form S-8 No. 333-209775) pertaining to the 2012 Stock Incentive Plan for OvaScience, Inc. and the Inducement Stock Option Award for John Eisel
7)

Registration Statement (Form S-8 No. 333-214414) pertaining to the 2016 New Employee Inducement Grant Plan, as Amended, the Inducement Stock Option Award for Paul Chapman and the Inducement Stock Option Award for Christophe Couturier

8)	Registration Statement (Form S-8 No. 333-216405) pertaining to the 2012 Stock Incentive Plan of OvaScience, Inc. and the 2016 New Employee Inducement Plan, as Amended.
9)	Registration Statement (Form S-8 No. 333-221292) pertaining to the Inducement Stock Option Award to Christopher A. Kroeger, M.D., M.B.A.
10)	Registration Statement (Form S-8 No. 333-226750) pertaining to the 2012 Stock Incentive Plan of OvaScience, Inc. and the Inducement Stock Option Award to James W. Lillie, Ph.D.

of our report dated March 29, 2019, with respect to the consolidated financial statements of Millendo Therapeutics, Inc. included in its Annual Report (Form 10-K) for the year ended December 31, 2018, filed with the Securities and Exchange Commission.

/s/ Ernst & Young LLP

Grand Rapids, Michigan

March 29, 2019